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                                IMAX CORPORATION
                                   EXHIBIT 21
                        SUBSIDIARIES OF IMAX CORPORATION

Significant and other major subsidiary companies of the Registrant, as at December 31, 2003, comprise of the following:

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                                                                          JURISDICTION OF        PERCENTAGE HELD BY
NAME OF SUBSIDIARY                                                         ORGANIZATION              REGISTRANT
------------------                                                        ---------------        ------------------
David Keighley Productions 70MM Inc.                                         Delaware                   100%
IMAX II U.S.A. Inc.                                                          Delaware                   100%
IMAX Chicago Theatre LLC                                                     Delaware                   100%
IMAX Entertainment Pte. Ltd. (IN LIQUIDATION)                                Singapore                  100%
IMAX Forum Ride, Inc.                                                        Nevada                     100%
IMAX Japan Inc.                                                              Japan                      100%
IMAX Minnesota Holding Co.                                                   Delaware                   100%
IMAX (Netherlands) B.V.                                                      Netherlands                100%
IMAX Rhode Island Limited Partnership                                        Rhode Island               100%
IMAX Sandde Animation Inc.                                                   Ontario                    100%
IMAX Scribe Inc.                                                             Delaware                   100%
IMAX Space Ltd.                                                              Ontario                    100%
IMAX Theatre Holding Co.                                                     Delaware                   100%
IMAX Theatre Holdings (OEI) Inc.                                             Delaware                   100%
IMAX Theatre Management Company                                              Delaware                   100%
IMAX Theatre Services Ltd.                                                   Ontario                    100%
IMAX U.S.A. Inc.                                                             Delaware                   100%
Miami Theatre LLC                                                            Delaware                   100%
Mitey Cinema Inc.                                                            Ontario                    100%
Mountainview Theatre Management Ltd.                                         Alberta                    100%
Nyack Theatre LLC                                                            New York                   100%
Ridefilm Corporation                                                         Delaware                   100%
Sacramento Theatre LLC                                                       Delaware                   100%
Sonics Associates, Inc.                                                      Alabama                    100%
Starboard Theatres Ltd.                                                      Canada                     100%
Tantus Films Ltd.                                                            Canada                     100%
Wire Frame Films Ltd.                                                        Ontario                    100%
RPM Pictures Ltd.                                                            Ontario                    100%
Tantus II Films Ltd.                                                         Ontario                    100%
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